EXHIBIT 10.1

AMENDMENT NO. 1
TO
SECURITIES PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Securities Purchase Agreement, dated as of January 26, 2011, by and among American Standard Energy Corp., a Delaware corporation (the “Corporation”) and each purchaser identified on the signature pages thereto (the “Purchase Agreement”), is made as of March ___, 2011, by and among the Corporation and the Purchasers of at least two-thirds of the Shares purchased as of the Closing Date (collectively, the “Requisite Purchasers”).  Defined terms used herein but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, Section 4.10 of the Purchase Agreement provides, among other things, that except for Exempt Issuances, neither the Corporation nor any Subsidiary shall directly or indirectly offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of the Corporation’s or any Subsidiary’s equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents, subject to certain provisos and exceptions;

WHEREAS, Section 6.4 of the Purchase Agreement provides that the Purchase Agreement may be amended with the written consent of the Corporation and the Requisite Purchasers (together, the “Requisite Parties”); and

WHEREAS, the undersigned parties hereto hold a sufficient number of Shares to constitute the Requisite Purchasers.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendment to Purchase Agreement.  Section 4.10 of the Purchase Agreement is amended and restated in its entirety to read as set forth below:

“Subsequent Equity Sales.  Except for Exempt Issuances, from the date hereof until the Filing Deadline (as such term is defined in the Registration Rights Agreement), neither the Company nor any Subsidiary shall directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of the Company’s or any Subsidiary’s equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).  Notwithstanding anything to the contrary contained herein, the foregoing restriction and the requirements of Section 4.10 shall not apply to (a) securities required to be issued pursuant to contractual obligations of the Company in effect as of the date of this Agreement that are set forth on Schedule 0, (b) equity securities issued or issuable pursuant to employee benefit or purchase plans in effect as of the date of this Agreement or pursuant to bona fide employee benefit or purchase plans established during the period described in the first sentence of this Section 0 or (c) equity securities issued as an "equity kicker" in connection with any direct or indirect non-convertible debt financings, by the Company to a bank or venture fund whose principal business is to lend money by way of non-convertible debt financing (but not to a hedge fund or private equity fund) that is approved by the Board of Directors; provided that the value of the "equity kicker" portion of any such non-convertible debt financing, including warrants, options or other rights to purchase capital stock and other interests convertible into capital stock of the Company, shall not exceed such amounts which are customary in similar transactions and in no event (i) shall such value exceed ten percent (10%) of the value of the non-convertible indebtedness being borrowed, or (ii) the number of shares of Common Stock or securities convertible into or exchangeable for Common Stock issuable pursuant to this clause (c) exceed, in the aggregate, two percent (2.0%) of the shares of Common Stock outstanding as of the date of this Agreement.”

2.           Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of New York without regard to its principles of conflicts of laws.

3.           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Pages to Follow]

EXECUTION VERSION

IN WITNESS WHEREOF, the undersigned parties have executed this Amendment No. 1  to Securities Purchase Agreement as an instrument under seal as of the date first written above.

AMERICAN STANDARD ENERGY CORP.

By:
Name: Scott Feldhacker
Title: Chief Executive Officer